FOR IMMEDIATE RELEASE

Allied World Prices $300 Million of 5.50% Senior Notes Due 2020

PEMBROKE, Bermuda, November 9, 2010 — Allied World Assurance Company Holdings, Ltd (NYSE: AWH) announced today that it has priced an offering of $300 million aggregate principal amount of senior notes due 2020. The senior notes will bear interest at an annual rate of 5.50% per year and were priced to yield 5.56%. The offering is pursuant to an effective shelf registration statement and is expected to close on or near November 15, 2010, subject to customary closing conditions. Net proceeds from the offering will be used for general corporate purposes, including the repurchase of our outstanding common shares.

Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC acted as joint book-running managers for the offering. A registration statement relating to the proposed offering has been filed with the SEC. You may obtain a copy of the preliminary prospectus supplement, the accompanying prospectus and the final prospectus supplement, when available, from the SEC website at www.sec.gov. Alternatively, the underwriters will arrange to send you these documents if you request them by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated at 100 West 33rd Street,  3rd Floor, NY, NY 10001, 800 294-1322 or Wells Fargo Securities, LLC at 1525 West W.T. Harris Boulevard, NC0675, Charlotte, NC 28262, (800) 326-5897, attention: Syndicate Operations.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer or solicitation to buy, if at all, will be made solely by means of a prospectus and related prospectus supplement filed with the SEC.

About Allied World Assurance Company

Allied World Assurance Company Holdings, Ltd, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through a global network of branches and affiliates. Our insurance and reinsurance subsidiaries are rated A (Excellent) by A.M. Best Company, and our Lloyd’s Syndicate 2232 is rated A+ (Strong) by Standard & Poor’s and Fitch. Please visit our website at www.awac.com for further information on Allied World.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by the satisfaction of the conditions to the closing of the senior notes offering described herein; pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media:
Faye Cook
VP, Marketing & Communications
+1- 441-278-5406
faye.cook@awac.com

Investors:
Keith J. Lennox
Investor Relations Officer
+1-646-794-0750
keith.lennox@awac.com